Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 14, 2000, except for Note 13, which is as of January 4, 2001, relating to the consolidated financial statements of Candescent Technologies Corporation, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, CA
February 5, 2001